EXHIBIT 3.2

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS





                    THE INTERNATIONAL BUSINESS COMPANIES ACT


                                    (CAP 291)





                             ARTICLES OF ASSOCIATION


                                       OF





                                   MIH LIMITED








                                   PRELIMINARY





1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.


         Words                               Meaning
         -----                               -------

         capital The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                            (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

                            (b)    the amounts as are from time to time
                                   transferred from surplus to capital by a resolution of directors.

         chief executive    The chief executive officer from time to time of
         officer            the Company.


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         member             A person who holds shares in the Company.

         person Any individual, firm, company, corporation, trust, government, state or agency of a state, joint venture, the estate of a deceased individual, limited liability company, public company limited, partnership or incorporated or unincorporated association of persons.

         resolution of      (a)    A  resolution  approved  at  a duly convened
         directors                 and constituted meeting of directors of the
                                   Company or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present at the meeting who voted and did not abstain; or

                            (b) a resolution consented to in writing by three-quarters of all directors or three-quarters of all members of the committee, as the case may be;

                            except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

         resolution of      (a)    A resolution approved at a duly convened
         members                   and constituted meeting of the members of the
                                   Company by the affirmative vote of

                                   (i)   a simple majority of the votes of the
                                         shares entitled to vote thereon which
                                         were present at the meeting and were
                                         voted and not abstained, or


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                                   (ii)  a simple majority of the votes of each
                                         class or series of shares which were
                                         present at the meeting and entitled to
                                         vote thereon as a class or series and
                                         were voted and not abstained and of a
                                         simple majority of the votes of the
                                         remaining shares entitled to vote
                                         thereon which were present at the
                                         meeting and were voted and not
                                         abstained.

         securities         Shares and debt obligations of every kind, and
                            options, warrants and rights to acquire shares, or debt obligations.

         surplus The excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the Company's capital.

         the Act            The International Business Companies Act (No. 8 of
                            1984) including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

         the Memorandum     The Memorandum of Association of the Company as
                            originally framed or as from time to time amended.

         the Seal Any Seal which has been duly adopted as the Seal of the Company.


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         these Articles     These Articles of Association as originally framed
                            or as from time to time amended.

         treasury shares    Shares in the Company that were previously issued
                            but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

7. Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimiles.

8. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS


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9.     Subject to the provisions of these Articles, the Memorandum and any resolution of members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

10. No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

11. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be


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       issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17. The Company may purchase, redeem or otherwise acquire and hold its own shares on such terms and conditions as may be determined by a resolution of directors, provided, however, that the Company may only do so out of surplus or in exchange for newly issued shares of equal value.

18. No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

19. A determination by the directors under the preceding Regulation is not required where shares are purchased, redeemed or otherwise acquired

       a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

       b)     by virtue of a transfer of capital pursuant to Regulation 45;

       c)     by virtue of the provisions of Section 83 of the Act; or

       d)     pursuant to an order of the Court.

20. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Regulation may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company in which case they shall be cancelled but they shall be available for reissue.

21. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not


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       entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

22. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealized appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

MORTGAGES AND CHARGES OF SHARES

23. Members may mortgage or charge their shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except insofar as it may conflict with any requirements herein contained for consent to the transfer of shares.

24. In the case of the mortgage or charge of shares there may be entered in the share register of the Company at the request of the registered holder of such shares

       a)     a statement that the shares are mortgaged or charged;

       b)     the name of the mortgagee or chargee; and

       c) the date on which the aforesaid particulars are entered in the share register.

25. Where particulars of a mortgage or charge are registered, such particulars shall be cancelled

       a) with the consent of the named mortgagee or chargee or anyone authorized to act on his behalf; or

       b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

26. Whilst particulars of a mortgage or charge are registered, no transfer of any share comprised therein shall be effected without the written consent of the named mortgagee or chargee or anyone authorized to act on his behalf.

FORFEITURE

27. When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

28. Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the member who defaults in making payment


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


       pursuant to a promissory note or other written obligations to pay a debt.

29.    The written notice specifying a date for payment shall

       a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

       b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

30. Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

31. The Company is under no obligation to refund any moneys to the member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

LIEN

32. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Regulation.

33. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is


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       presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

34. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

35. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

36. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

TRANSMISSION OF SHARES

37. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following three Regulations.

38. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as


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       executor, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

39. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

40. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

41. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

ALTERATION OF AUTHORIZED CAPITAL OR CAPITAL

42. The Company may either by a resolution of members or by a resolution of directors amend the Memorandum to

       a) increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing;

       b)     increase the number of its shares having no par value;

       c) increase its capital constituted by shares of no par value by transferring reserves or profits to the capital, with or without a distribution of shares;

       d) combine and divide all or any part of its share capital into shares of larger amount than its existing shares or combine and reduce the number of the issued no par value shares;

       e) increase the number of its issued no par value shares without an increase of its capital;


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       f)     subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum;

       g)     convert any shares having a par value into shares of no par value;

       h)     convert any shares of no par value into shares having a par value;

       i) convert any of its shares, whether issued or not, into shares of another class.

43. The Company may, either by a resolution of members or by a resolution of directors, amend the Memorandum to

       a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

       b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

       provided,however, that where shares having a par value are divided or combined under (a) or (b) of this Regulation, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

44. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

45. Subject to the provisions of the two next succeeding Regulations, the capital of the Company may by resolution of directors be reduced by transferring an amount of the capital of the Company to surplus.

46. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

47. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to


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       the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

MEETINGS AND CONSENTS OF MEMBERS

48. Any action required or permitted to be taken by the members must be effected at a duly called annual or special meeting of the members entitled to vote on such action and may not be effected by written consent without a meeting.

49. Meetings of members shall be held at such times and places as may be fixed from time to time by the directors.

50. An annual meeting of members for election of directors and for such other business as may come before the meeting shall be held each year at such date and time as may be determined by the directors.

51. Special meetings of members may be called only by the directors pursuant to a resolution of directors to that effect or by the chief executive officer. The aforegoing provisions of this Regulation 51, as well as the provisions of Regulation 48 shall not apply to action taken by holders of preference shares.

52. Written notice of all meetings of members, stating the time, place and purposes thereof, shall be given not less than 10 days before the date of the proposed meeting to those persons whose names appear as members in the share register of the Company on the date of the notice and are entitled to vote at the meeting.

53. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

54.    A meeting of members may be called on short notice:

       a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

       b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

55. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.


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56.    A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

57. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

58. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.


(Name of Company)


I/We                                                 being a member of the above

          Company with        shares HEREBY APPOINT

of                              or failing him

of                                                to be my/our proxy to vote for
          me/us at the meeting of members to be held on the                  day
          of                            and at any adjournment thereof.


(Any restrictions on voting to be inserted here.)


Signed this      day of


-----------------------------


Member

59.    The following shall apply in respect of joint ownership of shares:

       a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

       b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

       c) if two or more of the joint owners are present in person or by proxy they must vote as one.

60. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

61. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be


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       represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

62. If within two hours from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

63. At any meeting of members, only such business shall be conducted as shall have been brought before such meeting -

       a)     by or at the direction of the Chairman of the Board of Directors;
              or

       b) by any member who is a holder of record at the time of the giving of the notice provided for in Regulation 52 who is entitled to vote at the meeting and who complies with the procedures set out in Regulation 64.

64. For business to be properly brought to the annual meeting of members by a member, the member must have given written notice thereof, either by personal delivery or by prepaid registered post to the Secretary of the Company (the "Secretary") at the principal executive offices of the Company not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally scheduled, provided, however, that, if less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to members, notice by the member to be timely must be so received not later than the close of business on the fifth day following the day on which such notice of the date of the general meeting was posted or such public disclosure was made. For the purposes of this Regulation 64, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty
       (30) days from the original date shall be deemed, for purposes of notice, to be a continuation of the original meeting and no business may be brought before any reconvened meeting unless such timely notice of such business was given to the Secretary for the meeting as originally scheduled. A member's notice to the Secretary shall set out as to each matter which the member wishes to be brought before the meeting of members -

       a) a brief description of the business desired to be brought before the meeting;


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


       b) the name and address of record of the member proposing such business;

       c) the class and number of shares of the Company which are beneficially owned by such member;

       d)     any material interest of such member in such business; and

       e) if the member intends to solicit proxies in support of such member's proposal, a representation to that effect.

       Notwithstanding the aforegoing, nothing in this Regulation 64 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the directors. The chairman of a meeting of members shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Regulation 64 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. However, the notice requirements set out in this Regulation 64 shall be deemed satisfied by a member if the member has notified the Company of his intention to present a proposal at a meeting of members and such member's proposal has been included in a proxy statement that has been distributed by, at the direction of, or on behalf of, the directors to solicit proxies for such meeting; provided that, if such member does not appear or send a qualified representative, as determined by the chairman of the meeting, to present such proposal at such meeting, the Company need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Company.

65. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the chief executive officer shall be the chairman. In the absence of the chief executive officer, such person as shall be selected by the Board of Directors shall act as chairman of the meeting.

66. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

67. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

68. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

69. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

70. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

71. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

72. No business shall be conducted at a meeting of members except in accordance with Regulations 48 to 71.

NUMBER OF DIRECTORS AND SHARE QUALIFICATION

73. The number of directors shall be determined from time to time by a resolution of directors.

74. The continuing directors may act, notwithstanding any casual vacancy in their body, so long as there remain in office not less than the prescribed minimum number of directors duly qualified to act, but if the number falls below the prescribed minimum, the remaining directors shall not act except for the purpose of filling such vacancy.

75. The shareholding qualification for directors may be fixed, and from time to time varied, by a resolution of members and unless and until so fixed no qualification shall be required. A director may be an individual or a company.

APPOINTMENT AND RETIREMENT OF DIRECTORS

76. The term of each director shall expire at the next annual meeting of members following such director's election, provided, however, that at the annual meeting of members occurring in 1999, the directors shall be classified, with respect to the time for which each director holds office, into three classes, as nearly equal in number as possible, one class of directors to be originally elected for a term expiring at the next succeeding annual meeting of members, the second class of directors to be originally elected for a term expiring at the second succeeding annual meeting of members and the third class of directors to be originally elected for a term expiring at the third succeeding annual meeting of members, with each class to hold office until its successors are duly elected. Except as specifically contemplated by the previous sentence, at each annual meeting of members, the date of which shall be fixed by or pursuant to these Articles, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of members. If the number of directors is changed by a resolution of directors, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible, provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. Retiring directors shall be eligible for re-election.

77. Any vacancy on the Board of Directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorised number of directors between meetings of members shall be filled only by the affirmative vote of a majority of all the directors then in office (even if less than a quorum) and any director so appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected or until his earlier death, resignation or removal from office in accordance with these Articles or any applicable law.

78. Nominations of persons for election to the Board of Directors shall be made only at a meeting of members and only

       a)     by or at the direction of the directors; or

       b) by a member entitled to vote for the election of directors who complies with the notice procedures set out below.

       Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a member's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than thirty (30) days nor more than sixty (60) days before the meeting, provided, however, that if less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to members, notice by the member to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For the purposes of this Regulation, any adjournment or postponement of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for the purposes of this notice to be a continuation of the original meeting and no nominations by a member of persons to be elected directors may be made at any such reconvened meeting and no nominations by a member of persons to be elected directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Each such notice shall set out

              (i) the name and address of the member who intends to make the nomination and of the persons to be nominated;

              (ii) a representation that the member is a holder of record of shares in the Company entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice;

              (iii) a description of all arrangements or understandings between the member and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the member;

              (iv) such other information regarding each nominee proposed by such member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had each nominee been nominated, or intended to be nominated, by the directors;

              (v) the consent of each nominee to serve as a director of the Company if so elected; and

              (vi) if the member intends to solicit proxies in support of such member's nominees, a representation to that effect.

79. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the aforegoing procedure or if the member solicits proxies in favour of such member's nominees without having made the representation required by the immediately preceding sentence. Only such persons as are nominated in accordance with the procedures set out above shall be eligible to serve as directors of the Company. If at any meeting of members at which an election of directors ought to take place, the place of any retiring director is not filled, he shall, if willing, continue in office until the dissolution of the annual meeting of members in the next year, and so on from year to year until his place is filled, unless it shall be determined at such meeting not to fill such vacancy.

80. The appointment of a director shall take effect upon compliance with the requirements of the Act.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

81. Subject to the provisions of the Act, a director shall cease to hold office as such only -

       a) if he becomes insolvent, or assigns his estate for the benefit of his creditors, or suspends payment or files a petition for the liquidation of his affairs, or compounds generally with his creditors; or

       b)     if he becomes of unsound mind; or

       c) if (unless he is not required to hold a share qualification) he has not duly qualified himself within two months of his appointment or if he ceases to hold the required number of shares to qualify him for office; or

       d) if he is absent from meetings of the directors for six consecutive months without leave of the directors and is not represented at any such meetings during such six consecutive months and the directors resolve that the office be vacated by an alternative director, provided that the directors shall have power to grant any director leave of absence for any or an indefinite period; or

       e)     if he dies; or

       f) one month or, with the permission of the directors earlier, after he has given notice in writing of his intention to resign; or

       g) if he shall, pursuant to the provisions of the Act, be disqualified or cease to hold office or be prohibited from acting as director; or

       h) if he is removed from office by a resolution signed by all the other directors; or

       i) if he is removed from office for cause by a resolution of members. For the purposes hereof, "cause" means the willful and continuous failure by a director to substantially perform his duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by the director in gross misconduct materially and demonstrably injurious to the Company.

REGISTER OF DIRECTORS

82. The Company may determine by resolution of directors to keep a register of directors containing

       a) the names and addresses of the persons who are directors of the Company;

       b) the date on which each person whose name is entered in the register was appointed as a director of the Company; and

       c) the date on which each person named as a director ceased to be a director of the Company.

83. If the directors determine to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by resolution of directors to register a copy of the register with the Registrar of Companies.

CHIEF EXECUTIVE OFFICER/MANAGING DIRECTOR

84. The directors may from time to time appoint one or more of their number to be a chief executive officer, managing director, joint chief executive officers or joint managing directors of the Company or to be the holder of any other executive office in the Company, including, for the purposes of these Articles, the office of chairman and may, subject to any contract between him or them and the Company, from time to time terminate his or their appointment and appoint another or others in his or their place or places.

85. A director appointed in terms of the provisions of Regulation 84 to the office of chief executive officer or managing director of the Company, or to any other executive office in the Company, may be paid, in addition to the remuneration payable in terms of Regulation 98 or 99, such remuneration not exceeding a reasonable maximum in each year - in respect of such office as may be determined by a disinterested quorum of the directors.

86. The directors may from time to time entrust and confer upon a chief executive officer, managing director or other executive officer for the time being such of the powers and authorities vested in them as they think fit.

POWERS OF DIRECTORS

87. The management of the business and the control of the Company shall be vested in the directors who, in addition to the powers and authorities by these Articles expressly conferred upon them, may exercise all such powers, and do all such acts and things, as may be exercised or done by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by meeting of members, but subject nevertheless to such management and control not being inconsistent with these Articles or with any resolution passed at any meeting of members, but no resolution of members shall invalidate any prior act of the directors which would have been valid if such resolution had not been passed. The general powers given by this Regulation shall not be limited or restricted by any special authority or power given to the directors by any other Regulation.

88. The directors may authorise the payment of such donations by the Company to such religious, charitable, public or other bodies, clubs, funds or associations or persons as may seem to them advisable in the interests of the Company.

89. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set out in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a resolution of directors under the Act.

90. Any director which is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

91. The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

92. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

93. The Company may determine by resolution of directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

       a)     the sum secured;

       b)     the assets secured;

       c) the name and address of the mortgagee, chargee or other encumbrancer;

       d)     the date of creation of the mortgage, charge or other encumbrance;
              and

       e) the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

94. The Company may further determine by a resolution of directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

95. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

96. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

97. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

REMUNERATION AND EXPENSES OF DIRECTORS

98. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

99. The directors shall be paid all their travelling and other expenses properly and necessarily incurred by them in and about the business of the Company, and in attending meetings of the directors or of committees thereof, and if any director shall be required to perform extra services or otherwise shall be specially occupied about the Company's business, he shall be entitled to receive a remuneration to be fixed by a disinterested quorum of the directors which may be either in addition to or in substitution for the remuneration provided for in Regulation 98.

PROCEEDINGS OF DIRECTORS

100. The directors of the Company or any committee thereof may meet at such times and in such manner and places as the directors may determine to be necessary or desirable.

101. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

102. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

103. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

104. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

105. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

106. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

107. Any action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by three-quarters of all directors or three-quarters of all members of the committee, as the case may be, provided that a copy of the proposed resolution will have been sent or delivered to all directors or all members of the committee, for their consent. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

108. Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director, notwithstanding his office -

       a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

       b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

       c) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

109.   For the purposes of Regulation 108 -

       a) a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

       b) an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

110.   The directors shall cause the following corporate records to be kept:

       a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

       b) copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

       c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

111. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

OFFICERS

112. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a Chief Executive Officer, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

113. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice-Chairman to act in the absence of the Chairman, the Chief Executive Officer to manage the day to day affairs of the Company, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

114.   The emoluments of all officers shall be fixed by resolution of directors.

115. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

LIMITATION OF LIABILITY

116. To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its members for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Regulation 116 by a resolution of members shall not adversely affect the right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

INDEMNIFICATION

117. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

       a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

       b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

118. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

119. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

120. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

121. If a person to be indemnified has been successful in defence of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

122. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

SEAL

123. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein, the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorized person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

124. The Company may by a resolution of directors declare and pay dividends in money, shares or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie, the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

125. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

126. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

127. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

128. Notice of any dividend that may have been declared shall be given to each member in the manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

129. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

130. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

131. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

132. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

133. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.


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ACCOUNTS AND AUDIT

134. The Company may by resolution of members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

135. The Company may by resolution of members call for the accounts to be examined by auditors.

136. The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

137. The auditors may be members of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

138.   The remuneration of the auditors of the Company

       a) in the case of auditors appointed by the directors, may be fixed by resolution of directors; and

       b) subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

139. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

       a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

       b) all the information and explanations required by the auditors have been obtained.

140. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

141. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.


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


142. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

NOTICES

143. Any notice, information or written statement to be given by the Company to members may be served in the case of members holding registered shares in any way by which it can reasonably be expected to reach each member or by mail addressed to each member at the address shown in the share register and in the case of members holding shares issued to bearer, in the manner provided in the Memorandum.

144. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

145. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

146. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment or office shall be entitled to participate


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


       in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

VOLUNTARY WINDING UP AND DISSOLUTION

147. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

CONTINUATION

148. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.








       We, International Trust Company BVI Limited, of PO Box 659, Road Town, Tortola, British Virgin Islands hereby subscribe our name to these Articles of
Association the            day of in the presence of:






Witness                              Subscriber




-------------------------           ------------------------------
International Trust Building        Authorized Signatory
Wickhams Cay                        International Trust Company
Road         Town,                  BVI
Tortola

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